STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement dated as of August 1, 2008, is by and between Ethos Environmental, Inc., a Nevada corporation (the “Company”), MKM Opportunity Master Fund, Limited, a Cayman Islands corporation (the "Purchaser").

RECITALS

A.           Whereas, the Company wishes to obtain equity financing through the issuance and sale of shares of the common stock of the Company, par value $0.0001 per share (the “Common Stock”); and

B.           Whereas, the Purchaser is willing on the terms and conditions set forth in this Agreement to purchase $300,000 worth of common stock at a purchase price of $0.33 per share (equivalent to 909,091 shares of Common Stock) .

AGREEMENT

NOW, THEREFORE, based upon the foregoing and the mutual covenants and agreements herein contained, and for other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINED TERMS

1.1            Certain Defined Terms. When used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is owned or controlled by, such specified Person. For purposes of this definition, (i) “control” means, with respect to any specified Person, either (x) the beneficial ownership of 10% percent or more of any class of equity securities or (y) the power to direct the management and policies of the specified Person through the ownership of voting securities or other equity interests, by contract or otherwise, (ii) the terms “controlling”, “control with” and “controlled by”, etc. shall have meanings correlative to the foregoing, (iii) the officers, directors and shareholders of the Company shall be deemed to be Affiliates of the Company and (iv) with respect to any Purchaser, any investment manager (or similar Person) having voting or disposition power over the Common Stock of such Purchaser shall be deemed to be an Affiliate of such Purchaser.

“Agreement” shall mean this Stock Purchase Agreement, as it may be amended or otherwise modified from time to time.

“Material Adverse Effect” means, as to any Person, a material adverse effect on the business, condition (financial or otherwise), operations, performance, or properties or prospects of such Person and its Subsidiaries, taken as a whole.

“Person” means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization, cooperative, association or government branch, agency or political subdivision thereof.

“Purchaser” has the meaning set forth in the preamble of this Agreement, and shall include any Person which becomes a “Purchaser” after the Closing Date pursuant to Section 2.2 and any partner of a Purchaser who receives shares of Common Stock pursuant to a distribution from or a liquidation of such Purchaser.

“Restricted Securities” means the Common Stock.  The Restricted Securities, shall cease to be Restricted Securities when they have (a) been effectively registered under the 33 Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the 33 Act or (c) been otherwise transferred and new certificates shall have been issued for them not bearing the 33 Act legend. Whenever the securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a restrictive legend.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” or “Subsidiaries” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

“Transfer Agent” means the transfer agent of the Company or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

“33 Act” means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.
ARTICLE II.

PURCHASE AND SALE TERMS

2.1           Purchase and Sale.  Subject to the terms of this Agreement, the Company shall authorize, issue and sell to Purchaser, and Purchaser shall purchase from the Company at the Closing, the total number of shares of Common Stock for $0.33 per share, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule 2.1 hereto.

2.2           The Closing. The closing of the purchase and sale of the Common Stock (the “Closing”) shall take place at the offices of the Company, on or before August 1, 2008, or at such other time as shall be agreed upon by the Company and the Purchaser (the “Closing Date”).  It is anticipated that this Agreement will be signed on the date of and immediately before the Closing.  All actions to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no actions shall be deemed taken or any documents deemed executed or delivered until all have been taken and delivered.

2.3           Payment and Delivery. The amount of the purchase price to be paid by the Purchaser on the Closing Date shall be as set forth opposite such Purchaser's name on Schedule 2.1 hereto. At the time of the Closing, the Purchaser shall pay the purchase price of the Common Stock purchased by it in full, in cash, by wire transfer of immediately available funds to an account which the Company shall designate in writing not less than two days prior to Closing Date.  Within five business days of delivery of funds by Purchaser on the Closing Date, the Company shall deliver to Purchaser stock certificates evidencing the total amount of Common Stock to be purchased by it hereunder, registered in the name of such Purchaser or its nominee.  The stock certificate representing the Common Stock shall bear the restrictive legend(s) set forth in Section 5.1 hereof.

2.4           Restricted Securities. The shares of Common Stock sold pursuant to this Agreement shall be Restricted Securities and shall be issued pursuant an exemption from registration provided under Section 4(2) and 4(6) of the 33 Act, as amended.

2.5.           Use of Proceeds. The Company shall use the net cash proceeds of its sale of the Common Stock solely for (i) the payment of $30,000 (or such greater amount as consented to by the Company) to the Purchaser for the Purchaser’s legal fees and other out-of-pocket expenses incurred in connection with this transaction; and, (ii) the Company's ongoing working capital purpose, in its ordinary course of business.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Purchaser to enter into this Agreement, the Company hereby represents and warrants that:

3.1           Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing does not or will not have a material adverse effect on the Company.  The Company has all requisite corporate power and authority to own and operate its properties, to carry on its businesses as they are now conducted and to consummate the transactions contemplated by this Agreement.

3.2           [This Section 3.2 is intentionally left blank]

3.3           Authorization; No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company.  This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The execution and delivery of this Agreement by the Company  and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Certificate of Incorporation or By-laws, each as amended, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company  is subject.

3.4           SEC Reports.  To the best of the Company’s knowledge each of the financial statements (including the related notes) included in the Company’s annual, quarterly, periodic or other reports filed with the SEC present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.

3.5           No Adverse Changes.  As of the Closing, other than as described in this Agreement, there will not have occurred any one or more changes or events which in the aggregate would have a Material Adverse Effect upon the financial condition, operations or prospects of the Company and its subsidiaries taken as a whole, excluding for the purposes hereof, any economic or competitive conditions applicable to the United States economy as a whole.

3.6           Tax Matters.  The Company has filed all Federal, state and other tax returns and reports required to be filed by it and such returns are complete; no extensions of time to file any returns and reports are in effect, and the Company  has paid all taxes shown on such returns including all deficiency assessments, if any; to the extent tax liabilities have accrued but have not become payable, they have been adequately reflected as liabilities on the books of the Company. The Federal tax returns of the Company are not currently under examination by the Internal Revenue Service.  No issue has been raised in any prior examination which, by application of similar principles, can reasonably be expected to result in assertion of a deficiency for any year not examined nor is the Company aware of any fact which would constitute the grounds for the assessment of any further tax liability with respect to any such year.

3.7           Litigation.  To the best of the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

3.8           No General Solicitation. Neither the Company, nor any of its officers or directors, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 33 Act) in connection with the offer or sale of the securities as described herein.

3.9           Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

3.10           Title. To the best of the Company’s knowledge it has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which are material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

3.11           Transactions with Affiliates. To the best of the Company's knowledge, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.

3.12 Disclosure.  The Company has fully provided Purchaser with all the information that such Purchaser has requested for deciding whether to purchase the Shares.  To the Company’s knowledge, no document, information or certificates made or delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

3.13 Securities Rights and Options.  Except for the securities deliverable upon the exercise and/or conversion of the warrant and note issued in accordance with the Securities Purchase Agreement of even date herewith by and between the parties hereto (the “Securities Purchase Agreement”), except as disclosed in Schedule 3.13, there are no outstanding rights or options to purchase shares of the Company’s Common Stock.

3.14 Consents.  The execution, delivery and performance by Company of this Stock Purchase Agreement and the other agreements contemplated by this transaction and the issuance or delivery of shares of Common Stock or other securities hereunder or in connection therewith, does not and will not require the approval or consent of, or any filing with, any governmental authority or agency other than those required by Regulation D as promulgated under the Securities Act of 1933, as amended.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants to the Company, at and as of the Closing Date, as follows:

4.1            Power and Authority. Such Purchaser has full power and authority and has taken all required corporate (or trust or partnership, as the case may be) and other action necessary to permit it to execute and deliver this Agreement and each other document or instrument related hereto or contemplated by the transactions with the Purchaser, and to carry out the terms hereof and thereof. None of the foregoing actions will (i) violate any provision of such Purchaser's by-laws, charter or other similar organizational documents, if applicable, (ii) result in the breach of or constitute a default under any contract, agreement or instrument to which such Purchaser is a party or by which it is bound or (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, tribunal or governmental entity or authority applicable to or bearing upon such Purchaser or any of its assets or business except, as to (iii) above, as would not have a Material Adverse Effect.

4.2            Enforceability, etc. This Agreement has been duly executed and delivered by the Purchaser and is within the power and authority of the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.3            Investment Representations.

(a)           Purchaser is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D of the 33 Act, as amended, and is able to bear the economic risk of its purchase of the Common Stock for an indefinite period of time because the Common Stock is being issued and sold under exemptions from registration provisions of the 33 Act and under applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the 33 Act or applicable state securities laws or an exemption from such registrations is available.

(b)           Purchaser acknowledges that the shares of Common Stock have not been registered under the 33 Act, or qualified under the laws of any state, or any other applicable blue-sky laws in reliance, in part, on the representations and warranties herein.  Purchaser understands that the Common Stock is being offered pursuant to the exemption from registration provided by Sections 4(2) and 4(6) of the 33 Act, as amended. Purchaser is acquiring such shares of Common Stock for investment purposes for Purchaser's own account, and not for resale or with a view to distribution of all or any of shares of the Common Stock.  No other person will have any direct or indirect beneficial interest in the Common Stock.

(c)           Purchaser understands that the Common Stock is, and will be, “Restricted Securities” under the federal securities laws in that such shares of Common Stock will be acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Common Stock may be resold without registration under the Act only in certain limited circumstances and that otherwise such Common Stock must be held indefinitely. In this connection, Purchaser represents that Purchaser understand the resale limitations imposed by the 33 Act and is familiar with Rule 144 of the 33 Act, as presently in effect, and the condition which must be meet in order for that rule to be available for resale of “Restricted Securities,” including the requirement that the Purchaser Shares must be held for at least one year after purchase thereof from the Company prior to resale (two years in the absence of publicly available information about the Company) and the condition that there be available to the public current information about the Company under certain circumstances.

4.4            Adequate Access to Personnel and Materials. During the negotiation of the transactions contemplated herein, the Purchaser and its representatives have been afforded access to the Company's corporate books, financial statements and records, have been afforded an opportunity to ask such questions of the Company's officers and directors concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

ARTICLE V.

COVENANTS AND OTHER AGREEMENTS OF THE PARTIES

5.1           Stock Certificate Legend.   Each certificate representing Common Stock will be imprinted with a legend in substantially the following form:

(a)
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE.”

(b)           Any legend required by applicable state securities laws.

5.2           Purchaser’s Right to Participate in Future Financing.  If the Company should issue any debt or equity during the period commencing the day after the Closing and for two years thereafter, the Purchaser shall have the right of first refusal to participate therein on the same terms.  Should the Company issue any Common Stock or securities convertible into Common Stock during such period, the Purchaser shall be entitled to purchase that amount of securities that would enable it to maintain the same percentage of Common Stock in the Company that it had immediately following the Closing.  Should the Company issue any debt securities, the Purchaser will be entitled to purchase up to 18.75% of the principal amount of the debt being offered.  The Company shall furnish to the Purchaser all of the information being furnished to prospective participants in any offering contemplated hereunder, and the Purchaser shall notify the Company of its intentions not less than five days before the initially-scheduled closing date for such offering.

ARTICLE VI.

CLOSING CONDITIONS

6.1            Closing Conditions. The obligation of Purchaser to purchase the Common Stock on the Closing Date shall be subject to satisfaction of the following conditions on or prior to such date:

(a)           The representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(b)           The Board of Directors of the Company shall have adopted resolutions authorizing the transactions contemplated by this Agreement which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date.

(c)           As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, shares of Common Stock solely for the purpose of and in an amount sufficient for consummating the sale of the Common Stock hereunder.

(d)           No Event of Default (as defined in Article VIII) has occurred, or any event which, after notice and/or lapse of time, would become an event of default has occurred.

(e) The Company shall have provided the Purchaser with the information requested by the Purchaser in connection with its due diligence requests made prior to the Closing.

(f) The Company shall have received additional capital of at least $500,000 for the purchase of its Common Stock from sources other than the Purchaser, or in the Purchaser’s sole discretion. a commitment to receive such additional capital of at least $500,000 satisfactory to the Purchaser.

ARTICLE VII.

INDEMNIFICATION

7.1           Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement acquiring the securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall, to the fullest extent of the law, defend, protect, indemnify and hold harmless the Purchaser and all of its Affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses arising out of, related to or in connection therewith, and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to or incurred in connection with (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

ARTICLE VIII.

[This Article VIII has been intentionally left blank]

ARTICLE IX.

TERMINATION

9.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual consent of the Company and the Purchaser;

(b)           by either the Company if the Closing shall not have occurred by August 15, 2008; provided, however, that the failure to consummate the transactions contemplated hereby is not a result of the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder.

(c)           If, pursuant to or within the meaning of any applicable bankruptcy law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 8 hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.

Any termination of this Agreement pursuant to this Section 9.1 shall be effected by written notice from the Company to the Purchaser, or the Purchaser to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Purchaser contained in this Agreement, the indemnification provisions set forth in Section 7.1 hereof and the provisions set forth in Section 10, shall survive any termination of this Agreement.

ARTICLE X.

MISCELLANEOUS

10.1           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.2           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

10.3           Entire Agreement; Amendments and Waivers.  This Agreement represent the entire agreement between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party or parties against which enforcement of such change, waiver, discharge or termination is sought.

10.4           [This Section 10.4 is intentionally left blank]

10.5           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company: 6800 Gateway Park Drive, San Diego, Ca 92154, Fax: 619.575.9300, with a copy to Luis Carrillo, Esq., SteadyLaw Group, LLP, 501 W. Broadway Suite 800, San Diego, CA 92101 (ii) if to the Purchaser:  MKM Opportunity Master Fund, Limited, 644 Broadway, Fourth Floor, New York, New York 10012, facsimile ____________, with a copy to Charles J. Hecht, Esq., Hecht & Associates, P.C., 275 Madison Avenue, 28th Floor, New York, New York 10016, facsimile: (212) 490-3263, e-mail: ..

10.6           No Assignment.  No right or obligation of any party shall be assigned without the prior written of the other.

10.7           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.8           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.9           [This Section 10.9 is intentionally left blank]

10.10           Remedies, Other Obligations, Breaches and Injunctive Relief. The Purchaser's remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Purchaser under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Purchaser contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Purchaser's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.11           Attorneys' Fees and Costs.  If this Agreement gives rise to a lawsuit or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover court costs, necessary disbursements (including expert witnesses' fees) and reasonable attorneys' fees, in addition to any other relief such party may be entitled.

10.12           Failure or Indulgence not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10.13           Governing Law; Jurisdiction.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by any party against the others concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the County of New York, State of New York. All parties agree to submit to the jurisdiction of such courts. The prevailing party or parties shall be entitled to recover from the losing party or parties its reasonable attorney’s fees and costs. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement.  Nothing contained herein shall be deemed or operate to preclude either party hereto from bringing suit or taking other legal action against the other in any other jurisdiction to enforce a judgment of any court located in New York County, City and State of New York, in favor of the prevailing party.

10.15           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

IN WITNESS WHEREOF, Purchaser has executed, or caused this Agreement to be executed by signing the attached Signature Page.

Ethos Environmental, Inc.
Dated:
By: Enrique de Vilmorin, CEO

STOCK PURCHASE AGREEMENT - SIGNATURE PAGE

This page constitutes the Signature Page to the Stock Purchase Agreement. The undersigned represents to the Company that the Undersigned has read and understands the terms and conditions as set forth in the Stock Purchase Agreement and agrees to be bound by such terms and conditions.  It is expressly agreed that the parties may execute this Signature Page to the Stock Purchase Agreement in counter parts and via facsimile signature and such facsimile signature pages shall be treated as originals for all purposes.

MKM Opportunity Master Fund, Limited
Dated:
By:

SCHEDULE 2.1

Purchaser’s Name and Address	Amount Purchased	Shares Purchased
MKM Opportunity Master Fund, Limited 644 Broadway Fourth Floor, New York, New York 10012	$300,000	909,091
TOTAL	$300,000	909,091

   SCHEDULE 3.13

Securities Rights and Options

1.	A warrant to purchase 1,900,000 shares of common stock at $2.50 per share has been issued to National Advisors, Inc. This Warrant expires March 31, 2010.

2.
The Company is currently in negotiations with GreenBridge Capital Partners, LLC, (“GreenBridge”) to settle a pending matter by and between the Company and GreenBridge and it is anticipated that during the course of the negotiations the Company will issue to GreenBridge a Warrant as part of the settlement. The issuance of any such Warrant shall be deemed to have occurred prior to the execution of the Stock Purchase Agreement, for which this Schedule attached.